Filed Pursuant To Rule 433

Registration No. 333-286293

March 3, 2025

X/Twitter Post:

Live Address: https://x.com/Grayscale/status/1896650990386049039

Tweet 1:

Looking for exposure to all the assets in the U.S. Crypto Strategic Reserve? Grayscale Digital Large Cap Fund (Ticker: $GDLC) is invested in the same assets as the U.S. Crypto Strategic Reserve and can be found in your brokerage account today.

#bitcoin #ethereum $SOL $XRP $ADA

Learn more: https://grayscale.com/crypto-products/grayscale-digital-large-cap-fund

Tweet 2:

Disclosure:

LinkedIn Post:

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7302416687897726977/

Looking for exposure to all the assets in the U.S. Crypto Strategic Reserve?

Grayscale Digital Large Cap Fund (Ticker: GDLC) is invested in the same assets as the U.S. Crypto Strategic Reserve and can be found in your brokerage account today.

Learn more: https://lnkd.in/eYSt9GyP

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Holdings are subject to change.

Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC website, https://sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Facebook Post:

Live Address: https://www.facebook.com/1632920206924572_1180347140759008

Looking for exposure to all the assets in the U.S. Crypto Strategic Reserve?

Grayscale Digital Large Cap Fund (Ticker: GDLC) is invested in the same assets as the U.S. Crypto Strategic Reserve and can be found in your brokerage account today.

Learn more: https://grayscale.com/crypto-products/grayscale-digital-large-cap-fund

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Holdings are subject to change.

Available to eligible accredited investors.

Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Before you invest you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering.

You may get these documents for free by visiting EDGAR on the SEC website, https://sec.gov.

Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.